UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 25, 2018

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The disclosure required by this item is included in Item 5.02 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2018, upon the recommendation of its Compensation Committee, the Board of Directors of Unitil Corporation (the “Registrant” or the “Company”) approved amended and restated Forms of Severance Agreement between the Company and employees with whom the Company has an existing Severance Agreement, including named executive officers Thomas P. Meissner, Jr. (Chairman, President and Chief Executive Officer), Mark H. Collin (Senior Vice President, Chief Financial Officer & Treasurer), Todd R. Black (Senior Vice President), and Laurence M. Brock (Controller and Chief Accounting Officer). A copy of the amended and restated Forms of Severance Agreement (the “Agreements”) are attached to this Form 8-K as Exhibits 10.1 and 10.2. The Agreements were amended and restated to remove all references to the excise tax gross-up provision. The amendments to the Agreements did not change the severance terms, which for Mr. Meissner is two years and for Messrs. Collin, Black and Brock is three years. In addition, the Form of Severance Agreement applicable to employees who do not participate in the Company’s Defined Benefit Pension Plan (the “DB Plan”) was further amended to remove all references to any benefit to be realized from the DB Plan, a copy of which is attached to this Form 8-K as Exhibit 10.3. All the named executive officers participate in the DB Plan so this additional amendment does not apply to them.

Also, on July 25, 2018, upon the recommendation of its Compensation Committee, the Board of Directors of the Company approved an amended and restated Employment Agreement between the Company and Thomas P. Meissner, Jr. A copy of the Employment Agreement is attached to this Form 8-K as Exhibit 10.4. Mr. Meissner’s Employment Agreement was amended and restated because Mr. Meissner’s Severance Agreement was amended and restated as described above.

Also, on July 25, 2018, upon the recommendation of its Compensation Committee, the Board of Directors of the Company approved an amended and restated Supplemental Executive Retirement Plan (the “SERP”), effective as of May 1, 2018. A copy of the amended and restated SERP is attached to this Form 8-K as Exhibit 10.5. Thomas P. Meissner, Jr., Mark H. Collin and Todd R. Black are current participants in the SERP. The SERP was amended to provide for the remittance of applicable FICA payroll taxes due and payable at the time of participants’ retirement. In addition, on July 25, 2018, the Board of Directors approved the closing of the SERP to new participants, also effective as of May 1, 2018.

Also, on July 25, 2018, upon the recommendation of its Compensation Committee, the Board of Directors of the Company approved the Unitil Corporation Deferred Compensation Plan. A copy of the Unitil Corporation Deferred Compensation Plan (the “DC Plan”) is attached to this Form 8-K as Exhibit 10.6. The DC Plan is a non-qualified deferred compensation plan that will provide a vehicle for participants to accumulate tax-deferred savings to supplement retirement income. The DC Plan, which is generally effective January 1, 2019, will be open to a select group of senior management or highly compensated employees as determined by the Board of Directors, and may also be used for recruitment and retention purposes for newly hired senior executives. The DC Plan design mirrors the Company’s Tax Deferred Savings and Investment Plan formula, but provides for contributions on compensation above the IRS limit, which will allow participants to defer up to 85% of base salary, and up to 85% of any cash incentive for retirement. The Company may also elect to make discretionary contributions on behalf of any participant in an amount determined by the Board of Directors. The Company anticipates that one or more of its named executive officers or other executive officers will participate in the DC Plan in the future.

This summary of the material amendments to these agreements is qualified in its entirety by reference to the agreements filed herewith as exhibits.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

10.1	Amended and Restated Form of Severance Agreement (Three-Year Term)

10.2	Amended and Restated Form of Severance Agreement (Two-Year Term)

10.3	Amended and Restated Form of Severance Agreement (Two-Year Term; Non Pension)

10.4	Amended and Restated Employment Agreement between Unitil Corporation and Thomas P. Meissner, Jr.

10.5	Amended and Restated Supplemental Executive Retirement Plan

10.6	Unitil Corporation Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	July 31, 2018